SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 2, 2006 (May 26, 2006)

United Retail Group, Inc.

______________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)

incorporation)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 845-0880

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into A Material Definitive Agreement.

Directors’ Equity-Based Compensation

The 2006 Equity-Based Compensation and Performance Incentive Plan (the “2006 Plan”) was approved by the Company’s stockholders on May 26, 2006. In accordance with the provisions of the 2006 Plan, each nonmanagement Director automatically received a nonqualified stock option and 10,000 stock appreciation rights (“SAR’s”) on May 26, 2006. Each option is to purchase up to 5,000 shares of Company Common Stock at $14.16 per share, the closing price on The NASDAQ Stock Market on May 25, 2006. The 10,000 SAR’s granted provide for cash payments by the Company when the Director exercises the SAR’s. Each SAR gives the holder the opportunity to receive payment equal to the amount by which the market price per share at the time of exercise of the SAR exceeds the closing price on The NASDAQ Stock Market on May 25, 2006. Increases (decreases) in the market price per share at the end of each fiscal quarter increase (decrease) the Company’s compensation expense accrual based on the number of SAR’s outstanding at quarter-end.

25% of the options and SAR’s become exercisable on completion of each full year of service as a Director after the date of grant, provided, however, that, in certain circumstances, they become fully exercisable in the event that the Company enters into certain transactions, including certain mergers or the sale of all or substantially all of the Company’s assets. The options and SAR’s have a term of seven years, subject to earlier cancellation under certain circumstances.

The 2006 Plan is the appendix to the Schedule 14A proxy statement in connection with the Company’s 2006 Annual Meeting of Stockholders, which has been filed with the Commission and is available at www.sec.gov.

The foregoing summary description of the stock option and SAR grants is qualified in its entirety by reference to the text of the 2006 Plan, which governs the grants.

Tax Consultation Fee Reimbursement

The Company has a long-standing benefit plan (the “Plan”) that has provided reimbursement of accountants’ fees for individual tax return preparation on behalf of Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, George R. Remeta, the Company’s Vice Chairman and Chief Administrative Officer, and Kenneth P. Carroll, the Company’s Senior Vice President-General Counsel and Secretary. Maximum reimbursement is $10,000 per annum for each participant.

The Plan included a restriction that only work on returns for the tax year that immediately preceded the filing of the returns was reimbursable.

On May 26, 2006, the Compensation Committee of the Board recommended and the Board unanimously (with Messrs. Benaroya and Remeta abstaining) approved an amendment of the Plan to expand the scope of the accounting work covered by the Plan. The amended Plan covers accountants’ fees in connection with (i) preparing tax returns for any tax year for participants and spouses on a joint or separate return basis, (ii) participating in audits of tax returns, (ii) general tax planning and (iv) estate planning. The maximum reimbursement of $10,000 for each participant applies to all such work in the aggregate during any fiscal year.

The proposed changes were intended, among other things, to encourage long term tax planning and estate planning by participants.

The Company’s independent registered public accounting firm, Eisner LLP, has not provided tax services to the participants in the Plan and is not expected to do so.

Item 9.01 Financial Statements and Exhibits.

Number	Description
10.1*	Standard form of Nonqualified Stock Option award agreement under the Corporation’s 2006 Equity-Based Compensation and Performance Incentive Plan (“2006 Plan”)
10.2*	Standard form of Stock Appreciation Right settled in cash under the 2006 Plan
10.3*	Standard form of Stock Appreciation Right settled in cash granted to nonmanagement Directors under the Corporation’s former Stock Appreciation Rights Plan
10.4*	Tax Accounting Fee Reimbursement Plan

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*A compensatory plan for the benefit of the Corporation’s management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 2, 2006	UNITED RETAIL GROUP, INC.
(Registrant)

By: /s/GEORGE R. REMETA
George R. Remeta
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Standard form of Nonqualified Stock Option award agreement under the Corporation’s 2006 Equity-Based Compensation and Performance Incentive Plan (“2006 Plan”)
10.2*	Standard form of Stock Appreciation Right settled in cash under the 2006 Plan
10.3*	Standard form of Stock Appreciation Right settled in cash granted to nonmanagement Directors under the Corporation’s former Stock Appreciation Rights Plan
10.4*	Tax Accounting Fee Reimbursement Plan

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*A compensatory plan for the benefit of the Corporation’s management